NEWS RELEASE ©2021 U. S. Steel. All Rights Reserved www.ussteel.com CONTACTS: John O. Ambler Vice President Corporate Communications T – (412) 433-2407 E – joambler@uss.com Kevin Lewis Vice President Investor Relations T – (412) 433-6935 E – klewis@uss.com FOR IMMEDIATE RELEASE United States Steel Corporation Announces a Site Selection Process to Expand its Mini Mill Steelmaking Advantage PITTSBURGH, September 16, 2021 – United States Steel Corporation (NYSE: X) today announced, as part of the continued transition to its Best for AllSM strategy, an exploratory site selection process to build a new state-of-the-art mini mill in the United States. The U. S. Steel Board of Directors has authorized an exploratory site selection process to build capability with a new, three-million-ton mini mill flat- rolled facility to be constructed in the United States. The planned mini mill will combine two state-of-the-art electric arc furnaces (EAF) with differentiated steelmaking and finishing technology, including purchased equipment already owned by the Company. The continued adoption of mini mill technology will expand the Company’s ability to produce the next generation of highly profitable proprietary sustainable steel solutions, including Advanced High Strength Steels. Potential locations include both states in which the Company has existing EAF operations as well as greenfield sites. The current estimated investment is approximately $3.0 billion and is currently expected to be funded primarily from existing cash and expected free cash flow. The final investment requirement is subject to ultimate site selection and scope of value-added downstream finishing assets. The planned mini mill investment is a significant step towards achieving the Company's 2030 goal of reducing its global greenhouse gas (GHG) emissions intensity by 20%, compared to a 2018 baseline, and positions the Company to progress on its 2050 net zero carbon emission target. Additional mini mill steelmaking will also create a platform to expand U. S. Steel’s verdeXTM sustainable product line, delivering differentiated steels made with significantly lower GHG emissions than the traditional

©2021 U. S. Steel. All Rights Reserved NEWS RELEASE www.ussteel.com integrated steelmaking process. “Our customers are looking for like-minded partners to continue marching towards a sustainable future,” commented U. S. Steel President and Chief Executive Officer David B. Burritt. “We are demonstrating our commitment to this shared goal by beginning the process to increase our sustainable steelmaking capability. We already own and operate the most advanced and sustainable mini mill in the United States. Now we plan to expand this competitive advantage by continuing to combine our research and development and product innovation, deep customer relationships, and low-cost iron ore with additional mini mill steelmaking technology to create long-term value for our investors. Our goal is to build capability to get better, not bigger. By accelerating our transition to more efficient mini mill steelmaking, we expect to continue differentiating ourselves versus less efficient capacity while improving our through-cycle profitability and lowering our capital and carbon intensity.” Final site selection and other construction terms are subject to a number of factors, including state and local support and final approval by the U. S. Steel Board of Directors. Upon receipt of required environmental and operating permits, the Company would expect to begin construction of the mini mill in the first half of 2022 with production currently expected to begin in 2024. The Company plans to share more details regarding its strategic progress on its third quarter earnings call. Forward-Looking Statements This release contains information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” "should," “will,” "may" and similar expressions or by using future dates in connection with any discussion of, among other things, future profitability and earnings, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in global supply and demand conditions and prices for our products, the integration

©2021 U. S. Steel. All Rights Reserved NEWS RELEASE www.ussteel.com of Big River Steel in our existing business, business strategies related to the combined business, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and those described from time to time in our future reports filed with the Securities and Exchange Commission. References to "we," "us," "our," the "Company," and "U. S. Steel," refer to United States Steel Corporation and its consolidated subsidiaries. ### 2021 – 037 Founded in 1901, United States Steel Corporation is a leading steel producer. With an unwavering focus on safety, the company’s customer-centric Best for All℠ strategy is advancing a more secure, sustainable future for U. S. Steel and its stakeholders. With a renewed emphasis on innovation, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value- added steel products such as U. S. Steel’s proprietary XG3™ advanced high-strength steel. The company also maintains competitively advantaged iron ore production and has an annual raw steelmaking capability of 26.2 million net tons. U. S. Steel is headquartered in Pittsburgh, Pennsylvania, with world-class operations across the United States and in Central Europe. For more information, please visit www.ussteel.com.